Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Oscar Rodriguez, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Riverstone Networks, Inc. on Form 10-Q for the quarter ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Riverstone Networks, Inc.

By:	/S/ J. OSCAR RODRIGUEZ
Name:	J. Oscar Rodriguez
Title:	President and Chief Executive Officer and Director
Date:	September 1, 2004

A signed original of these written statements have been provided to Riverstone Networks, Inc. and will be retained by Riverstone Networks and furnished to the Securities and Exchange Commission or its staff upon request.